Exhibit 10-g-6

NOTICE AND ACCEPTANCE OF SHARE-BASED AWARD

To:	(“Grantee”)
Date of Notice:

Nordson Corporation, an Ohio corporation (the “Company”), grants to you, the Grantee named above, in accordance with the terms of Nordson Corporation 2012 Stock Incentive and Award Plan (the “Plan”) and this Notice and Acceptance of Share-Based Awards (“Notice”) the following awards:

Award Type	Date of Grant	# of Units	Vesting Date
Restricted Share Units	[•]		[•]

I.	Terms of Grant. See Appendix A to this Notice.

II.	Impact of Separation from Service as a Director on Vesting and Life of Awards. See Exhibit 1 to Appendix A of this Notice.

III.	Other Terms.

a.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the awards; provided that, notwithstanding any other provision of this Notice, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Notice if the delivery thereof would result in a violation of any such law or listing requirement.

b.	Amendments. Subject to the terms of the Plan, the Committee may modify this Notice upon written notice to you. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Notice shall adversely affect your rights under this Notice without your consent unless the Committee determines, in good faith, that such amendment is required for the Notice to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may provided in the Plan.

c.	Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

NOTICE AND ACCEPTANCE OF SHARE-BASED AWARD

To:	(“Grantee”)
Date of Notice:

d.	Relation to Plan. This Notice (along with Appendix A and Exhibit 1) is subject to the terms and conditions of the Plan and, together with the Plan, contain the entire understanding of the parties with respect to the subject matter contained in this Notice, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. Capitalized terms used herein (and the related Appendix A and Exhibit 1) without definition shall have the meanings assigned to them in the Plan.

e.	Successors and Assigns. The provisions of this Notice shall inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.

f.	Governing Law. The interpretation, performance, and enforcement of this Notice shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

g.	Electronic Delivery. You hereby consent and agree to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. You have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. You also hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that your electronic response or signature is the same as, and shall have the same force and effect as your manual signature.

APPENDIX A:

TERMS OF GRANT

RESTRICTED SHARE UNITS

Each Restricted Share Unit granted pursuant to the Resolution, shall have, in addition to any terms and conditions set forth in the Notice and the Plan, the following terms and conditions:

FY [•] Director Compensation - Equity Grant

Form of Grant	Restricted Share Units (RSUs)

Grant Period	Fiscal Year [•]

Grant Date	[•]

Vesting Date	[•]

Vesting Period	[•] to [•]

Deferral Election Deadline	[•]

Ownership	The Grantee shall have no rights of ownership in the RSUs or in the Shares related thereto until the date on which the Shares underlying the vested RSUs are delivered to the Grantee.

Vesting

Non-Deferred: Payment of any RSUs from this grant and accompanying RSUs acquired from dividend payments that become vested will be made in the form of unrestricted Nordson Common Shares within 30 days after the Vesting Date.

Deferred: Pursuant to an election by the Grantee under the Nordson Corporation Directors’ Deferred Compensation Sub-Plan to defer payment (or commencement of payment) of the RSUs until a later date, the RSUs from this grant and accompanying RSUs acquired from dividend payments will convert to Stock Equivalent Units (SEUs) on the Vesting Date.

Voting

The Grantee shall have no right to vote RSUs or the Shares related thereto until the date on which the Shares underlying the vested RSUs are delivered to the Grantee.

On the Vesting Date:

Non-Deferred: The vested RSUs that converted to Nordson Common shares carry voting rights.

Deferred: No voting rights until the converted SEUs are distributed after retirement from the Board.

Transferability	The RSUs subject to the Notice are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they become vested and settled; provided, however, that the Grantee’s rights with respect to such RSUs may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such RSUs.

Taxable Event Date	Non-Deferred: Taxable Event is on the Vesting Date Deferred: Taxable Event is at the time of quarterly distribution after retirement from the Board of Directors

APPENDIX A:

TERMS OF GRANT

RESTRICTED SHARE UNITS

FY [•] Director Compensation - Equity Grant

Dividends

The Grantee shall have no right to dividends until the date on which the Shares underlying the vested RSUs are delivered to the Grantee. However, on dividend payment dates that occur prior to the date the Shares are delivered to the Grantee hereunder, the Company will credit the Grantee with dividend equivalents in the form of an additional number of RSUs equal to the product of the number of outstanding RSUs at the close of business on the dividend record date multiplied by a fraction, the numerator of which is the amount of the dividend per Share and the denominator of which is the Fair Market Value of a Share on the dividend payment date. Any such additional RSUs shall be subject to all the terms and conditions of the Plan and the Notice (including this Appendix A and Exhibit 1).

During the Vesting Period:

Dividend equivalents are accrued as RSUs during the vesting period.

On the Vesting Date:

Non-Deferred: The RSUs that accrued from dividend equivalents credited during the Vesting Period are converted to Nordson Common shares on the Vesting Date.

Deferred: The RSUs that accrued from dividend equivalents credited during the Vesting Period are converted to SEUs on the Vesting Date.

Impact of Termination of Service During Vesting Period	See Exhibit 1 regarding the impact of a separation from service as a Director on the RSUs.

EXHIBIT 1:

To the Terms of Grant

Impact of a Separation from Service as a Director on Restricted Share Unit Grants

Upon the Grantee’s separation from service as a director prior to the Vesting Date, the Restricted Share Units (RSUs) and accompanying RSUs acquired from dividend payments shall be treated as provided in the table below (and any forfeiture in accordance with the table below will be effective automatically, without further action or notice).

Reason For Separation of Service	Vesting
Death and Disability (Defined as a physical or mental impairment, due to accident or illness that renders the Grantee incapable of performing the duties of his normal occupation, as determined by the Committee. The Committee may, in its discretion, require that the existence of the Disability be verified by a physician approved by the Committee.)	All unvested RSUs will vest upon death or disability.

Retirement/Other Separation	A pro-rata portion of the RSUs will forfeit as of the date of retirement/other separation from service, determined based upon the ratio of the number of full months of service completed by the Grantee after the Date of Grant to the number of full months from the Date of Grant to the Vesting Date. The remaining RSUs will vest upon following the one year grant vesting date.

Separation due to a violation of the Company’s Code of Business and Ethical Conduct	All unvested RSUs will be forfeited, notwithstanding any other provision of this Exhibit 1.